UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

CECO Environmental Corp.

(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of in corporation)	000-7099 (Commission File Number)	13-2566064 (IRS Employer Identification No.)

4625 Red Bank Road Cincinnati, OH	45227

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 458-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2014 CECO Environmental Corp., (the “Company”), held its 2014 Annual Meeting of Stockholders, the (“Annual Meeting”). At the Annual Meeting, stockholders of the Company considered: 1) the election of the eight director nominees named in the proxy statement; 2) the ratification of the independent registered public accounting firm for fiscal 2014; and 3) an advisory vote to approve the named executive officer compensation. The voting results at the Annual Meeting with respect to each of the matters described above, were as follows:

1.	The eight director nominees named in the proxy statement and standing for election were elected based upon the following votes:

DIRECTOR NOMINEE	FOR	WITHHELD	BROKER NON-VOTE

Arthur Cape	17,100,495	265,684	6,246,039

Jason DeZwirek	13,555,003	3,811,176	6,246,039

Eric M. Goldberg	17,079,373	286,805	6,246,039

Jeffrey Lang	14,362,195	3,003,083	6,246,039

Lynn J. Lyall	17,146,025	220,154	6,246,039

Jonathan Pollack	13,036,299	4,329,879	6,246,039

Seth Rudin	17,091,291	274,887	6,246,039

Donald A. Wright	16,906,215	459,964	6,246,039

2.	The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2014 was ratified as follows:

FOR	AGAINST	ABSTAIN

23,520,813	64,234	27,171

3.	The Company’s named executive officer compensation was approved on an advisory basis as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

16,941,657	315,764	108,758	6,246,039

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2014	CECO Environmental Corp.

	By:	/s/ Edward J. Prajzner
Edward J. Prajzner
Chief Financial Officer and Secretary

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